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                                                                 Exhibit (23)(c)






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1999 (except with respect to the matters disclosed in Note 3, "Consumers' Electric Utility Rate Matters", and Note 19 as to which the date is March 29, 1999) included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                    /s/ Arthur Andersen LLP


Detroit, Michigan,
   May 6, 1999.